Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2012, in the Registration Statement on Form F-1 and related Prospectus of China Auto Rental Holdings Inc. filed on April 3, 2012.

/s/ Ernst & Young Hua Ming
Shanghai, the People’s Republic of China

April 3, 2012